UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2021

Centrus Energy Corp.

(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6901 Rockledge Drive, Suite 800

Bethesda, MD 20817

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, par value $0.10 per share	LEU	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Tender Offer and Consent Solicitation

On October 20, 2021, Centrus Energy Corp. (the “Company”) issued a press release announcing the commencement of a tender offer to purchase all of its issued and outstanding Series B Senior Preferred Stock, par value $1.00 per share (the “Series B Preferred Shares”), at a price of $1,145.20 per Series B Preferred Share (inclusive of any rights to accrued but unpaid dividends), to the sellers in cash, less any applicable withholding taxes (the “Offer”).

Concurrently with the Offer, the Company is also soliciting consents (the “Consent Solicitation”) from holders of the Series B Preferred Shares to amend the certificate of designation of the Series B Preferred Shares to (i) cease any obligation to pay dividends on Series B Preferred Shares (other than the payment of accrued dividends in connection with a redemption or distribution of assets upon liquidation, dissolution or winding up), (ii) permit the Company to redeem Series B Preferred Shares during the 90 days following the date of effectiveness of the Series B Preferred Amendment at the same redemption price per share as the tender offer (plus provision for additional accrued dividends), (iii) remove the prohibition on the declaration and payment of dividends on junior stock of the Company, which includes all shares of the Company’s capital stock defined as “Common Stock” in the Company’s Amended and Restated Certificate of Incorporation, or the redemption, purchase or acquisition of such junior stock, and (iv) remove the restriction on redemption, purchase or acquisition of capital stock of the Company ranking on parity with the Series B Preferred Shares.

A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Tender Offer Statement

This communication and the press release included as Exhibit 99.1 are for informational purposes only. They are not a recommendation to buy or sell the Series B Preferred Shares or any other securities, and they are neither an offer to purchase nor a solicitation of an offer to sell the Series B Preferred Shares or any other securities. The Company has filed a tender offer statement on Schedule TO, including an offer to purchase, letter of transmittal and consent and related materials, with the United States Securities and Exchange Commission (the “SEC”). The Offer and Consent Solicitation are only being made pursuant to the offer to purchase, letter of transmittal and consent and related materials filed as a part of the Schedule TO, as they may be amended or supplemented. Stockholders should read carefully the offer to purchase, letter of transmittal and consent and related materials because they contain important information, including the various terms of, and conditions to, the Offer and Consent Solicitation. Stockholders and investors may obtain a free copy of the tender offer statement on Schedule TO, the offer to purchase, letter of transmittal and consent and other documents that the Company has filed with the SEC at the SEC’s website (www.sec.gov) or from the information agent for the tender offer, D. F. King & Co., Inc., by phone at (800) 967-5074; banks and brokers may call D.F. King at (212) 269-5550.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated October 20, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centrus Energy Corp.

Date:	October 20, 2021	By:	/s/ Philip O. Strawbridge
Philip O. Strawbridge
Senior Vice President, Chief Financial Officer,
Chief Administrative Officer and Treasurer